FAX (303) 623-4258

621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE 303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm, in the context in which they appear, and to the information regarding our reserves estimates of Triangle Petroleum Corporation (the “Company”) as of January 31, 2012, included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2012, as well as in the notes to the financial statements included therein (the “Annual Report”).

We also consent to the incorporation by reference in the Company's registration statements (Nos. 333-175740 and 333-171959) on Form S-8 and registration statements (Nos. 333-171958 and 333-173357) on Form S-3 of the references to our firm, in the context in which they appear, and to the information regarding our reserves estimates of the Company as of January 31, 2012, included in the Annual Report.

Very truly yours,

\s\ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.

April 12, 2012
Denver, CO